UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2012 (February 13, 2012)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

    On February 13, 2012, Chesapeake Energy Corporation (the “Company”) issued a press release providing details on its financial plan for 2012.  A copy of this press release is attached as Exhibit 99.1 to this Current Report.

Section 8 – Other Events

Item 8.01 Other Events.

On February 13, 2012, the Company issued a press release announcing a public offering of $1 billion principal amount of senior notes due 2019. A copy of the press release is attached as Exhibit 99.2 to this Current Report.

On February 13, 2012, the Company issued a press release announcing the pricing of the previously announced public offering of $1.3 billion principal amount of senior notes due 2019.  The offering was increased from a previously announced offering size of $1.0 billion.  A copy of this press release is attached to this Current Report as Exhibit 99.3.

On February 16, 2012, the Company closed the public offering of $1.3 billion principal amount of senior notes due 2019, which will carry an interest rate of 6.775% per annum. The senior notes were priced at 98.75% of par to yield 7%. The offering resulted in net proceeds to Chesapeake of $1.26 billion after deducting underwriting discounts and commissions.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  See "Exhibit Index" attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION
By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby Senior Vice President, Treasurer and Corporate Secretary

Date:                      February 17, 2012

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Chesapeake Energy Corporation press release dated February 13, 2012 – Financial plan details

99.2	Chesapeake Energy Corporation press release dated February 13, 2012 – Offering of $1 billion of senior notes due 2019

99.3	Chesapeake Energy Corporation press release dated February 13, 2012 – Pricing of $1.3 billion of senior notes due 2019